Exhibit 5.1

               OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                November 7, 2002


USEC Inc.
2 Democracy Center
6903 Rockledge Drive
Bethesda, Maryland 20817

Ladies and Gentlemen:

     We have acted as special counsel to USEC Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8, which is being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement") relating to the registration and issuance by the Company of up to 200,000 shares (the "Shares") of the common stock, par value $0.10 per share (the "Common Stock"), of the Company pursuant to the USEC Savings Program (the "Plan"), which is administered by the Company through its plan administrator, and for which Fidelity Management Trust Company acts as Trustee and recordkeeper.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

         In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following: (i) the Registration Statement of the Company on Form S-8 filed with the Commission on the date hereof, (ii) a specimen certificate evidencing the Common Stock, (iii) the Plan, (iv) the Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware, (v) the By-laws of the Company, as currently in effect, and (vi) certain resolutions adopted by the Board of Directors of the Company relating to the Registration Statement and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

         In rendering the opinion set forth below, we have assumed that the certificates evidencing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Common Stock.

         Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law. The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

         Based upon and subject to the foregoing, we are of the opinion that when certificates representing the Shares have been delivered and paid for in accordance with the terms and conditions of the Plan, the issuance and sale of the Shares will have been duly authorized and, subject to any restrictions imposed by the Plan, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                Very truly yours,

                                /s/ Skadden, Arps, Slate, Meagher & Flom LLP

                                Skadden, Arps, Slate, Meagher & Flom LLP